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                                       EXHIBIT 11
                                  INVESTORS BANK CORP.
                        COMPUTATION OF EARNINGS PER COMMON SHARE


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                                                               Three months ended              Six months ended
                                                                      June 30                       June 30
                                                          ---------------------------   ---------------------------
                                                                  1994       1993 (1)           1994       1993 (1)
                                                          ------------   ------------   ------------   ------------
PRIMARY:
- - -------
    Average shares outstanding                               3,450,273      3,295,058      3,421,149      3,290,617
    Net effect of the assumed purchase of stock
        under the stock option plan based on the
        treasury stock method using average
        market price                                           198,510        279,496        227,910        276,379
    Net effect of the assumed exercise of common
        stock warrants based on the treasury
        stock method using average market price                 77,556         52,009         82,509         45,799
                                                          ------------   ------------   ------------   ------------
                                                             3,726,339      3,626,563      3,731,568      3,612,795
                                                          ------------   ------------   ------------   ------------
                                                          ------------   ------------   ------------   ------------

    Earnings before preferred stock dividends and
        cumulative effect of accounting change              $2,448,959     $2,440,226     $5,112,541     $4,921,324
    Preferred stock dividends                                  208,753        241,964        417,505        483,926
                                                          ------------   ------------   ------------   ------------
    Earnings for common stockholders before
        cumulative effect of accounting change               2,240,206      2,198,262      4,695,036      4,437,398
    Cumulative effect of accounting change                                                                  125,000
                                                          ------------   ------------   ------------   ------------
    Net earnings available for common stockholders          $2,240,206     $2,198,262      4,695,036     $4,562,398
                                                          ------------   ------------   ------------   ------------
                                                          ------------   ------------   ------------   ------------

    Per common share:
        Earnings for common stockholders before
            cumulative effect of accounting change               $0.60          $0.61          $1.26          $1.23
        Cumulative effect of accounting change                                                                 0.03
                                                                 -----          -----          -----          -----
        Net earnings available for common stockholders           $0.60          $0.61          $1.26          $1.26
                                                                 -----          -----          -----          -----
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FULLY DILUTED:
- - -------------
    Average shares outstanding                               3,450,273      3,295,057      3,421,149      3,290,617
    Net effect of the assumed purchase of stock
        under the stock option plan based on the
        treasury stock method using ending
        market price                                           198,801        283,228        228,714        286,608
    Net effect of the assumed exercise of common
        stock warrants based on the treasury
        stock method using ending market price                  77,916         55,884         82,509         55,884
                                                          ------------   ------------   ------------   ------------
                                                             3,726,990      3,634,169      3,732,372      3,633,109
                                                          ------------   ------------   ------------   ------------
                                                          ------------   ------------   ------------   ------------

    Earnings before preferred stock dividends and
        cumulative effect of accounting change              $2,448,959     $2,440,226     $5,112,541     $4,921,324
    Preferred stock dividends                                  208,753        241,964        417,505        483,926
                                                          ------------   ------------   ------------   ------------
    Earnings for common stockholders before
        cumulative effect of accounting change               2,240,206      2,198,262      4,695,036      4,437,398
    Cumulative effect of accounting change                                                                  125,000
                                                          ------------   ------------   ------------   ------------
    Net earnings available for common stockholders          $2,240,206     $2,198,262     $4,695,036     $4,562,398
                                                          ------------   ------------   ------------   ------------
                                                          ------------   ------------   ------------   ------------

    Per common share:
        Earnings for common stockholders before
            cumulative effect of accounting change               $0.60          $0.60          $1.26          $1.23
        Cumulative effect of accounting change                                                                 0.03
                                                                 -----          -----          -----          -----
        Net earnings available for common stockholders           $0.60          $0.60          $1.26          $1.26
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NOTE 1.  Restated for the effects of the four-for-three common stock split on
December 31, 1993.

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